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                                                                     EXHIBIT 3.3
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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                    SOUTHERN PACIFIC TRANSPORTATION COMPANY

  Southern Pacific Transportation Company, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

    1. That the Board of Directors of the Corporation at a meeting duly called and held on August 4, 1993 duly adopted resolutions setting forth an amendment to the Certificate of Incorporation of the Corporation and declared said amendment to be advisable.

    2. That the sole shareholder of the outstanding shares of Common Stock of the Corporation, acting by means of written consent in lieu of a meeting pursuant to Section 228(a) of the General Corporation Law of the State of Delaware, on August 4, 1993 duly adopted and approved said amendment to the Certificate of Incorporation of the Corporation.

    3. That said amendment to the Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. The resolutions setting forth the amendment are as follows:

      "RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting Article Fifth in its entirety and inserting in lieu thereof as follows:

      "Fifth: The total number of shares of common stock which the Corporation shall have authority to issue is Two Thousand (2000) shares; all of such shares shall be without par value.' "

  IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate to be executed by Robert F. Starzel, its Vice Chairman, and attested to by Thomas F. O'Donnell, its Secretary, this 9th day of August, 1993.

                                          SOUTHERN PACIFIC TRANSPORTATION
                                           COMPANY

                                                   /s/ Robert F. Starzel
                                          By:
                                            Robert F. Starzel
                                            Vice Chairman

ATTEST:

        /s/ Thomas F. O'Donnell
By:
 Thomas F. O'Donnell
 Secretary